UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2026

Better Home & Finance Holding Company
(Exact name of registrant as specified in its charter)

Delaware	001-40143	93-3029990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 World Trade Center
285 Fulton St., 80th Floor Suite A
New York,	NY	10007
(Address of principal executive offices) (Zip Code)
(415) 523-8837
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BETR	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $575	BETRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant
Dismissal of Former Independent Registered Public Accounting Firm

The Audit Committee (the “Audit Committee”) of the Board of Directors of Better Home & Finance Holding Company (the “Company”) conducted a comprehensive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

As a result of this process, following the review and evaluation of the proposals from participating firms, on March 16, 2026, the Audit Committee approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. This dismissal is effective immediately. The Company also informed Deloitte of their dismissal on March 16, 2026. Deloitte has served as the Company’s independent registered public accounting firm since 2020.

Deloitte’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2025 and December 31, 2024 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2025 and December 31, 2024, and in the subsequent interim period through March 16, 2026, (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference thereto in its reports; and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting previously disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “material weaknesses”). The Audit Committee has discussed the material weaknesses with Deloitte, and the Company has authorized Deloitte to fully respond to the inquiries of the successor accountant concerning the material weaknesses. As of December 31, 2025, the Company concluded that such material weaknesses were remediated.

The Company provided Deloitte with a copy of the foregoing disclosures and requested that Deloitte provide a letter addressed to the SEC stating whether it agrees with such disclosures. A copy of Deloitte’s letter dated March 19, 2026 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Appointment of New Independent Registered Public Accounting Firm

As a result of the comprehensive process noted above, on March 16, 2026, the Audit Committee appointed BDO USA, P.C. (“BDO”) as the Company’s new independent registered public accounting firm, to be effective upon the execution of an engagement letter following completion of BDO’s client acceptance procedures. On March 18, 2026, the Company and BDO executed an engagement letter formally engaging BDO as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026 and interim periods.

During the Company’s two most recent fiscal years ended December 31, 2025 and December 31, 2024, and for the subsequent interim period through March 18, 2026, neither the Company nor anyone on its behalf consulted BDO regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits relating to Item 9.01 shall be deemed to be furnished, and not filed:

Exhibit	Description
16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated March 19, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETTER HOME & FINANCE HOLDING COMPANY

Date: March 19, 2026	By:	/s/ Paula Tuffin
	Name:	Paula Tuffin
	Title:	General Counsel, Chief Compliance Officer and Secretary